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Interiors, Inc
Earnings Per Share
June 30, 1996

Exhibit 11

COMMON A SHARES                              QTY        DAYS O/S     WEIGHTED
                                          ---------     --------     --------
As of IPO                                   517,500      365/365      517,500
Conversion of Bridge Loan units             300,000      365/365      300,000
Sale to Morgan Steel 2/10/95                200,000      365/365      200,000
Ted Stevens conversion of B shares          117,500      365/365      117,500
Reg S sale to Canillo 3/29/95                55,000      365/365       55,000
Class A sh sold to various
  investors on 4/25/95                      300,000      365/365      300,000
Subscription agreement Ekistics
  4/24/95                                    80,000      365/365       80,000

                                                                            0
                                          ---------                 ---------
Com A sh O/S per Form 10K - 6/95          1,570,000                 1,570,000

COMMON B SHARES
As of IPO                                 1,000,000      365/365    1,000,000
Ted Stevens conversion of B shares         (117,500)     365/365     (117,500)
                                          ---------                 ---------
Com B sh O/S per Form 10K - 6/95            882,500                   882,500

Tot Com  A & B sh @ June 1995             2,452,500                 2,452,500

ACTIVITY  IN FISCAL YEAR 1996
Common A shares
Conversion B shares 8/95                    330,000      303/365      273,945
Iss'd to various investors 7/95              55,000      365/365       55,000
Iss'd to various investors - 12/15/95        10,000      197/365        5,397
Iss'd to Infinity Investors - 12/17/95       30,000      195/365       16,027
Iss'd to Infinity Investors - 12/18/95        5,000      194/365        2,658
Sold by Infinity Investors - 1/8/96         180,000      173/365       85,315
Iss'd to various investors - 3/1/96           1,529      120/365          503
Iss'd to Decor - 3/3/96                     200,000      119/365       66,301
Iss'd to various investors - 3/4/96          53,718      117/365       17,219
Iss'd to Sol Munn - 4/12/96                 150,000       79/365       32,466
Iss'd to R. Leopold - 4/16/96                60,000       75/365       12,329
Private placement - 4/24/96                 175,000       67/365       32,123
                                          ---------                 ---------
Com A Sh issued - FYE 6/96                1,250,247                   599,283
                                          ---------                 ---------
Total Common A Sh. @ 6/30/96              2,820,247                 2,169,283
                                          ---------                 ---------
Common B shares
Conversion B shares 8/95                   (330,000)     213/275     (255,600)
Issued to Laurie Munn - 4/12/96             250,000       79/365       54,110

Correct prior period issuance               (13,000)     365/365      (13,000)
                                          ---------                 ---------
Com B Sh issued - FYE 6/96                  (93,000)                 (214,490)
                                          ---------                 ---------
Total Common B Sh. @ 6/30/96                789,500                   668,010
                                          ---------                 ---------

Com A & B sh iss'd FYE 6/96               1,157,247                   384,793
                                          ---------                 ---------

Tot Com  A & B sh @ June 1996             3,609,747                 2,837,293
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